EXHIBIT 11.1



                          PRE-PAID LEGAL SERVICES, INC.
                 Statement re Computation of Per Share Earnings
                       (In 000's except per share amounts)





                                                                                            Nine months ended
                                                                                              September 30,
                                                                                         ----------------------
                                                                                            2000         1999
                                                                                         ---------    ---------
BASIC EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Net income applicable to common stockholders (a).......................................  $ 38,407     $ 28,517
                                                                                         =========    =========
Shares:
Weighted average shares outstanding (net of 2,009 and 1,024 shares of treasury stock,
  respectively), disregarding exercise of options or conversion of preferred stock.....    22,531       23,246
                                                                                         =========    =========

Basic earnings per common share (a)....................................................  $   1.70     $   1.23
                                                                                         =========    =========




DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Net income applicable to common stockholders (a).......................................  $ 38,407     $  28,517
Add: Dividends on preferred stock .....................................................         4             7
Net income applicable to common stockholders, as adjusted .............................  ---------    ---------
                                                                                         $ 38,411     $  28,524
                                                                                         =========    =========
Shares:
Weighted average shares outstanding (net of 2,009 and 1,024 shares of treasury stock,
  respectively), disregarding exercise of options or conversion of preferred stock.....    22,531        23,246
Assumed dilutive conversion of preferred stock ........................................        46            70
Assumed exercise of options and warrants based on the treasury
  stock method using average market price..............................................       142           271
                                                                                         ---------    ---------
Weighted average number of shares, as adjusted.........................................    22,719        23,587
                                                                                         =========    =========
Diluted earnings per common share (a)..................................................  $   1.69     $    1.21
                                                                                         =========    =========

(a) These amounts agree with the related amounts in the consolidated statements of income.




                          PRE-PAID LEGAL SERVICES, INC.
                 Statement re Computation of Per Share Earnings
                       (In 000's except per share amounts)





                                                                                           Three Months Ended
                                                                                              September 30,
                                                                                         ----------------------
                                                                                            2000         1999
                                                                                         -----------  ---------
BASIC EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Net income applicable to common stockholders (a).......................................  $ 14,360     $   9,868
                                                                                         =========    =========
Shares:
Weighted average shares outstanding (net of 2,059 and 1,249 shares of treasury stock,
  respectively), disregarding exercise of options or conversion of preferred stock.....    22,497        22,927
                                                                                         =========    =========

Basic earnings per common share (a)....................................................  $    .64     $     .43
                                                                                         =========    =========




DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Net income applicable to common stockholders (a).......................................  $ 14,360     $   9,868
Add: Dividends on preferred stock .....................................................         -             2
Net income applicable to common stockholders, as adjusted .............................  ---------    ---------
                                                                                         $ 14,360     $   9,870
                                                                                         =========    =========

Shares:
Weighted average shares outstanding (net of 2,059 and 1,249 shares of treasury stock,
  respectively), disregarding exercise of options or conversion of preferred stock.....    22,497        22,927
Assumed dilutive conversion of preferred stock ........................................         -            70
Assumed exercise of options and warrants based on the treasury
  stock method using average market price..............................................       164           316
                                                                                         ---------    ---------
Weighted average number of shares, as adjusted.........................................    22,661       23,313
                                                                                         =========    =========
Diluted earnings per common share (a)..................................................  $    .63     $     .42
                                                                                         =========    =========

(a) These amounts agree with the related amounts in the consolidated statements of income